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                                                                Exhibit 10.35

                              EMPLOYMENT CONTRACT


THE UNDERSIGNED:

(1) NSI Netherlands B.V., (the "Company") whose registered office is in Amsterdam, The Netherlands and whose place of business is at Zekeringstraat 39 (1014 BV) for these presents lawfully represented by Mark Rutenberg; and

(2)  Henk Snyman (the "Employee") residing at The Hague, The Netherlands.

HEREBY AGREE AS FOLLOWS:

1.   Commencement and term of employment

1.1  As of November the Employee shall enter the service of the Company.

1.2 This Agreement has been entered into for an indefinite period of time and may be period as may be required by law, the term of notice to expire on the last day of a calendar month. terminated by either party by notice given in writing observing two (2) months' notice or such longer period as may be required by law, the term of notice to expire on the last day of as calendar month. This Agreement shall in any event end on the last day of the calendar month in which the Employee reaches the pensionable age applicable to him, without any prior notice of termination being required.

1.3 The first two (2) months of the Employee's employment hereunder shall be a trial period during which either party may terminate this Agreement with immediate effect without being required to give any reason and without incurring any liability for damages to the other party.

2.   Position and duties

2.1 In the Company's service hereunder the Employee shall have the position of President. He shall perform all the work required thereto. The Employee shall act in his employment in accordance with the general and/or specific directions and instructions of the Company.

2.2 The Company reserves the right, within the limits of what is reasonable, to make changes to the Employee's position and to modify the conditions of employment of the Employee accordingly.
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2.3  The Employee agrees that he shall do and omit anything which a good
     Executive ought to do or refrain from doing and the he shall devote all his energy and skill to the Company and shall promote the Company's interests to the best of his knowledge and ability.

2.4 The usual working time shall be forty (40) hours per week. The usual working days are Monday to Friday.

2.5 The Employee's work location shall be in Amsterdam, The Netherlands. Notwithstanding this the Employee agrees that he shall perform his work at a different location than the place where the work is normally done and/or at different days or hours than those which normally apply, unless due to special circumstances the Employee cannot be required to do so.

3.   Salary holiday allowance stock options & sign on bonus

3.1 The Employee shall receive a salary of NLG 250,000 gross per month, payable in arrears no later than on the last day of every calendar month. At the end of each calendar year the Company shall decide whether or not to increase the Employee's salary.

3.2 The Employee shall be entitled to a holiday allowance of 8% of the gross total salary received by him in the twelve (12) months preceding the month of payment, that allowance to be paid on the last day of May of every calendar year. In the event of premature termination of this Agreement the Employee shall receive a pro rata part of the holiday allowance such as it has accrued due on the date of termination.

3.3 The Employee shall be entitled to receive 50,000 stock options to purchase NSI stock at fair market price on the date of grant per the terms & conditions outlined in Annex A.

3.4 The Employee shall receive a "sign on bonus" of NLG 38,149 "gross" within thirty (30) days after being employed (assuming employed not later than November 1996).

4.   Business expenses

4.1 As compensation for business telephone charges incurred by the Employee during his actual work the Employee shall receive every two (2) months the amount of the telephone bill received by him over that period reduced by the minimum employee contribution as prescribed by the Dutch Inland Revenue at that time, if and to the extent that his private use does not exceed the fiscal maximum prescribed in this context.

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4.2  Any expenses which the Employee has reasonably incurred in the discharge of his duties shall be reimbursed to the Employee upon presentation of bills and proofs of payment. Expense claims are to be presented without thirty
     (30) days from the date when the expenses concerned were incurred.

5.   Company Car

     For the purposes of performing his function the Employee shall be provided by the Company with a vehicle of a list value of NLG 75,000 maximum ("ex-VAT"). The Company shall pay all expenses relating to the use of the car, with the exception of the cost of fuel used on private travel of the Employee (including holidays) abroad and any tax and social security contributions levied on account of a company car being provided as part of an employee's remuneration, which costs, tax and contributions shall be paid by the Employee.

6.   Pension

     The Employee and his surviving relations shall have the benefit of the Companies pension plan. The Company agrees to contribute 12% of the annual gross salary of the Employee to the individual pension plan and will be paid once a year at the end of each calendar year.

7.   Other insurance

     Upon presentation of the bill concerned and of proof of payment the Company shall reimburse to the Employee a gross amount equivalent to 100% of the premium of a medical insurance policy to be taken out by him for the benefit of himself and his family, provided that the gross amount so contributed by the Company shall not exceed the maximum contribution which employers are required to pay under the State Health Insurance Fund Act ("Ziekenfondswet").

8.   Holidays

     For each full calendar year during which his employment hereunder continues, the Employee shall be entitled to twenty (20) work days' holiday on full pay; In addition to all Dutch public holidays, to be taken with the prior approval of the Company. Holidays not taken within two (2) years after the calendar year during which they have accrued shall be forfeited without any right of compensation therefore.

9.   Illness or disablement

9.1 In the event of the Employee's incapacity to work on account of illness or disablement the Company shall for a maximum period of twelve months, but until no later than the date when the Employee's employment hereunder ends (if that

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     date is the earlier), continue to pay 100% of the salary as specified in
     Article 3 of this Agreement, such to deduction of any benefits to be received by the Employee under the social security laws and/or benefits under any other relevant insurance taken out by the Company.

9.2 During the period specified in paragraph 9.1 the Company shall continue to pay the premiums referred to Article (6) and (7) at any rate to the extend that such premiums are under said Articles to be borne by the Company and are not on any other account not payable.

9.3 For the purposes of this Article and Articles (4) and (5) periods of incapacity to work following each other at intervals of less than four weeks shall be regards as one consecutive period of incapacity to work.

9.4 On pain of forfeiture of his entitlement to continued payment of salary pursuant to this Article, the Employee must strictly comply with the guidelines and instructions given by or on behalf of the Company regarding sick leave and if so requested must co-operate in any medical examination with regard thereto.

10   Side activities/remuneration from third parties

10.1 During his employment hereunder the Employee shall not be permitted to perform any paid or unpaid side activities without prior written approval of the Company.

10.2 The Employee shall not accept any monies or other remuneration from third parties in connection with his work for the Company and/or the companies affiliated with the Company.

11.  Confidentiality/non-disclosure and Intellectual property rights

11.1 During his employment hereunder as well as after its termination-irrespective of the manner in which and the reasons for which his employment maybe terminated-the Employee shall treat as strictly confidential and not disclose to third parties, whether directly or indirectly, in any form or manner whatsoever, any information which comes to his knowledge regarding the business and interest of the Company and/or the companies affiliated with the Company and/or its customer and other business relations, all this in the broadest sense, unless the discharge of his duties as President of the Company requires the disclosure of such information to third parties on a need-to-know basis.

11.2 In the event that the Employee is suspended and upon termination of his employment hereunder-irrespective of the manner in which and the reasons for which his employment may be terminated-the Employee shall at the Company's first request to that effect surrender to the Company all property of the Company in his possession as well as all documents which in any way whatever relate to the

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     Company and/or the companies affiliated with the company and/or its customer and other business relations, all this in the broadest sense, as well as all copies of such documents and property.

11.3 All intellectual property rights, including but not limited to copyright and patent, design and trade mark rights, in any products, work and/or services developed by the Employee during or in connection with his employment hereunder shall vest in the Company.

11.4 The Employee hereby, in so far as necessary, assigns to the Company, which assignment is hereby accepted by the Company, all intellectual property rights in any products, works and/or services developed (completely or in part) by the Employee during or in connection with his employment hereunder. The Employee agrees that where this assignment (or part thereof) should at any time prove to be legally invalid, he shall at such time assign said rights-without imposing any condition thereon-to the Company by a separate deed.

11.5 In respect of the products, works and/or services referred to in this Article, the Employee hereby waives any and all moral rights as defined in
     Section 25 of the Copyright Act.

11.6 The provisions of this Article imply that both during his employment hereunder and at any time thereafter the Employee shall not be permitted to commercially exploit or cause others to commercially exploit in whatever manner and/or to register or cause others to register to any products, works and/or services developed by him during or in connection with his employment hereunder.

11.7 The parties agree that the salary of the Employee is deemed to include compensation for deprivation (if any) of intellectual property rights.

12.  Non-competition

     For two (2) years after termination of his employment hereunder-irrespective of the manner in which and the reasons for which his employment has been terminated-the Employee shall not without prior written approval of the Company be permitted to do any of the following in or outside of the Netherlands"

     (a) to work for or be involved with, in any manner, whether directly or indirectly and whether paid or unpaid, any person, organization, company, or enterprise pursuing activities in competition with or similar or related to the activities of the Company and/or the companies affiliated with the Company, or to have or take any interest in such organization, company or enterprise;

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     (b)  to maintain in any manner whatsoever, whether directly or indirectly, business contacts with any person, organization, company or enterprise with whom during the last two (2) years preceding the termination of the Employee's employment the Company

     (c) to induce present employees of the Company and/or companies affiliated with the Company or persons who in the period of two years preceding the termination of the Employee's employment have been or were employed by the Company and/or the companies affiliated with the Company to terminate their employment and/or to hire such present or former employees.

13.  Remedy for breach of contract

13.1 In the event that the Employee commits any breach of Article 10, Article
     11 and/or Article 12 he shall forfeit to the Company an immediately payable penalty of NLG (100,000.00/10,000.00) for each such breach, to be increased by NLG (2,500/10,000) for each day that any such breach continues, without prior notice or judicial intervention being required and entirely without prejudice to the Company's right to demand full compensation for the loss actually suffered by it and/or to demand specific performance.

13.2 Payment of the penalty referred to in 13.1 shall not release the Employee from his obligations specified in Articles 10, 11 and 1.

14.  Relocation expenses

14.1 The Company agrees to pay for "reasonable moving expenses".

15.  Final provisions

15.1 This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

15.2 All income tax and social security contributions which an employer must by law deduct from his employees' salaries and pay to the relevant authorities shall be so deducted from and paid in respect of all amounts to be paid to the Employee under this Agreement, unless it follows from the nature of the payment that it may be made tax-free.

15.3 If at any time it is determined by the Dutch Inland Revenue and/or the National Insurance Authority that any of the payments to be made to the Employee under Articles (4) and (5) are (in part) subject to the levy of income tax and/or social security contributions, the compulsory deductions shall be made yet and charged to the debit of the Employee. As from such time the amounts of the relevant

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     future payments under Article (4) and (5) shall be reduced to the level at which such payments may be made tax-free.

15.4 The foregoing constitutes the entire agreement between the parties and supersedes all agreements and undertakings previously made and given by and between the Employee and the (bodies of the) Company and/or companies affiliated with the Company. Variations in or additions to this Agreement shall be valid only if recorded in a dated document signed by both parties.

                            [Signature Page Follows]

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     In witness whereof this Agreement was executed and signed by the parties in
     Amsterdam, Netherlands on October 8, 1996.



The Company
By: /s/  Mark Rutenberg
    Mark Rutenberg
    Title:  President



The Employee
/s/ Henk Snyman, M.D.
Henk Snyman, M.D.

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                         EMPLOYMENT AGREEMENT AMENDMENT
                         ------------------------------

     AMENDMENT, effective as of the 1st day of July, 1997, by and between NEUROMEDICAL SYSTEMS, INC., a Delaware corporation with principal executive offices at Two Executive Boulevard, Suffern, New York 10901-4114 (referred to herein as "NSI" or the "Company"), and Henk Snyman, M.D. (the "Employee").

                             W I T N E S S E T H :
     WHEREAS, NSI Netherlands B.V. is a wholly owned subsidiary of NSI;

     WHEREAS, the Employee is currently employed by NSI Netherlands B.V. as President pursuant to an employment contract between the Employee and NSI Netherlands B.V., dated October 8, 1996 (the "Existing Agreement");

          WHEREAS, NSI is desirous of continuing to employ the Employee of NSI in such capacity, and the Employee is desirous of continuing to serve NSI in such capacity, all upon the terms and subject to the conditions hereinafter provided; and

     WHEREAS, NSI, NSI Netherlands B.V. and the Employee desire to amend the Existing Agreement so as to provide for the addition to the Existing Agreement of the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:
     1.  Compensation.
         ------------
         NSI shall pay to the Employee a base salary at a rate of not less than NLG250,000 per annum (Two Hundred Fifty Thousand Netherlands Guilders, referred to hereinafter as the "Base Salary"), in accordance with NSI's ordinary payroll practices as in effect from time to time during the term of the Existing Agreement (the "Term").

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     2.  Indemnification.
         ---------------
     Subject to the provisions of NSI's Certificate of Incorporation and Bylaws, each as amended from time to time, NSI shall indemnify the Employee to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Employee of services for, or the acting by the Employee as an officer or employee of, NSI, or any other person or enterprise at NSI's request; provided, however, that NSI shall not be required to indemnify the Employee against any liability resulting from conduct which is willful, intentional or grossly negligent. NSI shall use its best efforts to obtain and maintain in full force and effect during the Term directors' and officers' liability insurance policies providing full and adequate protection to the Employee for his capacities, provided that the Board of Directors of NSI shall have no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms.

     3.  Termination.
         -----------
     The Employee's employment hereunder shall be terminated upon the Employee's death and may be terminated as follows:
     By NSI for "Cause". A termination for Cause is a termination upon a finding by NSI that the Employee has (i) intentionally failed to perform reasonably assigned duties, (ii) engaged in dishonest or willful misconduct in the performance of his duties, (iii) engaged in a transaction in connection with the performance of his duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit by the Employee or (iv) willfully violated any law, rule or regulation in connection with the performance of his duties (other than traffic violations or similar offenses).

     4.  Compensation Upon Termination.
         -----------------------------
        (a) In the event of the termination of the Employee's employment as a result of the Employee's death, NSI shall (i) pay to the Employee's estate his Base Salary through the date of his death and (ii) for the shorter of one (1) year following his death or the balance of the Term (as if such termination had not occurred) provide continuation coverage to the members of the Employee's family under all major medical and other health, accident, life or other disability plans and programs in which such family members participated immediately prior to his death.
        (b) In the event of the termination of the Employee's employment by NSI for Cause or by the Employee for any reason, NSI shall pay to the Employee his Base Salary through the date of his termination and the Employee's entitlement to any other compensation or benefits shall be determined in accordance with NSI's plans, policies and practices as in effect from time to time.
        (c) In the event that the Employee's employment is terminated by NSI other than for Cause, for a period of one (1) year following any such termination, NSI shall (i) continue to pay the Employee the Base Salary in effect at the time of such termination and (ii) provide continuation coverage under all accident, life or other disability plans and programs in which the Employee participated immediately prior to

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such termination, to the extent such benefits continue to be made available to active employees of NSI.  The continuation of Base Salary provided for in clause
(i) of the preceding sentence shall not be reduced by any compensation or other income that the Employee may earn from subsequent employment or otherwise.
        (d) This Section 3 sets forth the only obligations of NSI with respect to the termination of the Employee's employment with NSI and the Employee acknowledges that upon his termination of employment he shall not be entitled to any payments or benefits which are not explicitly provided in the Existing Agreement, herein above or as otherwise required by law.


                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.


                              NEUROMEDICAL SYSTEMS, INC.

                              By: /s/ John B. Henneman, III
                                 -----------------------------------------
                                 Name:    John B. Henneman, III
                                 Title:   Co-CEO, Vice President of
                                          Corporate Development, Secretary
                                          and General Counsel


                              NSI NETHERLANDS B.V.
                                 By: Neuromedical Systems, Inc.

                              By: /s/ John B. Henneman, III
                                 -----------------------------------------
                                      John B. Henneman, III
                                      Co-CEO, Vice President of
                                      Corporate Development,
                                      Secretary and
                                      General Counsel


                               /s/ Henk Snyman, M.D.
                               -------------------------------------------
                               Henk Snyman, M.D.

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